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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ACNB Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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March 31, 2020

Dear Fellow Shareholders of ACNB Corporation:

        On behalf of the Board of Directors, I am pleased to inform you of our Annual Meeting of Shareholders to be held on Tuesday, May 5, 2020, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. Enclosed with the proxy statement is the notice of meeting, proxy card, ACNB Corporation's 2019 Annual Review, and ACNB Corporation's 2019 Annual Report on Form 10-K.

        The principal business of the meeting is to elect five (5) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified; to conduct a non-binding vote on executive compensation; to ratify the selection of RSM US LLP as ACNB Corporation's independent registered public accounting firm; and, to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

        I urge you to vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided or to vote via the internet or telephone. Your prompt vote will save the Corporation expenses involved in further communications. Your vote is important. Voting by written proxy, internet or telephone will ensure your representation at the annual meeting.

        It is our intent to hold the Annual Meeting of Shareholders in person. However, we are sensitive to the public health concerns our shareholders may have and recommendations that public health officials may have in effect at that time as a result of Coronavirus Disease 2019 (COVID-19). Thus, there may be additional procedures or limitations imposed on meeting attendees, or the meeting may be held in a different location or solely by means of remote communications. Any such decisions will be announced at investor.acnb.com, and I encourage you to check this website prior to the meeting should you plan to attend. Thank you, in advance, for your understanding during these unprecedented times.

Sincerely,

James P. Helt
 President & Chief Executive Officer

ACNB CORPORATION

NASDAQ TRADING SYMBOL: ACNB

acnb.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2020

Proxy Statement

        Dated and to be mailed to shareholders on or about March 31, 2020.

ACNB CORPORATION
16 LINCOLN SQUARE
P.O. BOX 3129
GETTYSBURG, PENNSYLVANIA 17325
(717) 334-3161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2020

TO THE SHAREHOLDERS OF ACNB CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ACNB Corporation will be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 on Tuesday, May 5, 2020, at 1:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

  1.
  To elect five (5) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  2.
  To conduct a non-binding vote on executive compensation;

  3.
  To ratify the selection of RSM US LLP as ACNB Corporation's independent registered public accounting firm; and,

  4.
  To transact such other business as may properly come before the 2020 Annual Meeting and any adjournment or postponement thereof.

        Only those shareholders of record, at the close of business on March 16, 2020, are entitled to notice of and to vote at the meeting.

        Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope or vote by internet or telephone. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

        The Corporation's Board of Directors is distributing the proxy statement, proxy card, ACNB Corporation's 2019 Annual Review, and ACNB Corporation's 2019 Annual Report on Form 10-K on or about March 31, 2020.

BY ORDER OF THE BOARD OF DIRECTORS,

James P. Helt President & Chief Executive Officer

Gettysburg, Pennsylvania
March 31, 2020

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY TODAY.

PROXY STATEMENT

GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

        ACNB Corporation, a Pennsylvania business corporation and registered financial holding company, furnishes this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Corporation's Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Tuesday, May 5, 2020, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. Included with this proxy statement is a copy of ACNB Corporation's 2019 Annual Review and ACNB Corporation's 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

        The Corporation's principal executive office is located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325. The Corporation's telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to Lynda L. Glass, Executive Vice President/Secretary & Chief Governance Officer of ACNB Corporation, at (717) 339-5085.

Description of ACNB Corporation

        ACNB Corporation was formed in 1982 and became the holding company for the banking subsidiary in 1983. ACNB Corporation's wholly-owned banking subsidiary is ACNB Bank, a Pennsylvania state-chartered bank and trust company, formerly Adams County National Bank. The Corporation's primary activity consists of owning and supervising its banking subsidiary.

        The Corporation also owns and supervises Russell Insurance Group, Inc. as its insurance agency subsidiary.

        We have not authorized anyone to provide you with information about the Corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Internet Availability of Proxy Materials

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 5, 2020. The notice of meeting, proxy statement, proxy card, ACNB Corporation's 2019 Annual Review, and ACNB Corporation's 2019 Annual Report on Form 10-K are available at investor.acnb.com.

 VOTING PROCEDURES

Solicitation and Voting of Proxies

        The Board of Directors solicits this proxy for use at the Corporation's 2020 Annual Meeting of Shareholders. The Corporation's directors and officers and ACNB Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar electronic means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities, as well as will reimburse these third parties for their reasonable forwarding expenses. This proxy statement and the related proxy card are being distributed on or about March 31, 2020.

        Shareholders of record at the close of business on March 16, 2020 (the annual meeting record date), are entitled to vote at the meeting. The Corporation's records show that, as of the annual meeting record date, 8,669,906 shares of the Corporation's common stock, par value $2.50 per share, were outstanding. On all matters to come before the annual meeting, shareholders may cast one (1) vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.

        You may vote your shares by completing and returning a written proxy card or voting by internet or telephone. You may also vote in person at the meeting. Submitting your voting instructions by returning a proxy card, internet or telephone will not affect your right to attend the meeting and vote, if you later decide to attend in person. If your shares are registered directly in your name with ACNB Corporation's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the meeting. The Corporation has enclosed a proxy card, as well as instructions to vote by internet or telephone, for your use.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and you are also invited to attend the meeting with proper identification as to your beneficial ownership. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

        By properly completing a proxy, you appoint Marian B. Schultz and D. Arthur Seibel, Jr. as proxyholders to vote your shares, as indicated on the proxy card. Any signed proxy card or vote by internet or telephone not specifying to the contrary will be voted FOR:

  1.
  Electing five (5) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  2.
  Approving the non-binding vote on executive compensation; and,

  3.
  Ratifying the selection of RSM US LLP as ACNB Corporation's independent registered public accounting firm.

        You may revoke your written proxy by delivering written notice of revocation to Lynda L. Glass, Executive Vice President/Secretary & Chief Governance Officer of the Corporation, by executing a later dated proxy and giving written notice of the revocation to Ms. Glass, or by voting again by internet or telephone, at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy card, if properly signed and returned, or by internet or telephone in accordance with instructions from shareholders.

        Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

Quorum and Vote Required for Approval

        As of the close of business on March 16, 2020, the Corporation had 8,669,906 shares of common stock, par value $2.50 per share, outstanding.

        Under Pennsylvania law and ACNB Corporation's Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not considered present and voting on a particular matter as to which the broker withheld authority and, therefore, not counted as a vote cast on that matter. Each share is entitled to one (1) vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under ACNB Corporation's Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

        If a quorum is present, approving the non-binding proposal on executive compensation and ratifying the independent registered public accounting firm for the year ending December 31, 2020, requires the affirmative "FOR" vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against the proposals.

        If a quorum is present, the shareholders will elect the nominees for director receiving the highest number of "FOR" votes cast by those shareholders entitled to vote for the election of directors. The proxyholders will not cast votes for or against any director nominees when the broker withheld authority.

GOVERNANCE OF THE CORPORATION

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and executive management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), rules and listing standards of The Nasdaq Stock Market, SEC regulations, as well as best practices suggested by recognized governance authorities. Currently, our Board of Directors has sixteen (16) members. Under the SEC and Nasdaq standards for independence, except for Messrs. Ritter and Seibel, all non-employee directors and nominees meet the standards for independence. Mr. Ritter does not meet the independence standards because he had been employed by the Corporation and/or a subsidiary during the past three (3) years, and Mr. Seibel is not independent because he is the brother of Douglas A. Seibel, Executive Vice President/Chief Lending & Revenue Officer of ACNB Bank. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Compensation Committee, and Nominating Committee.

Leadership Structure

        The Corporation chooses to separate the roles of Chairman and President & Chief Executive Officer. The President & Chief Executive Officer is responsible for implementing the strategic direction of the Corporation, as determined by the Board of Directors, and for the day-to-day leadership and performance of the Corporation. The Chairman oversees the agenda for and presides over Board of Director meetings, as well as provides leadership to the Board and facilitates communication between the Board of Directors and executive management. The Corporation's Chairman of the Board is considered independent under the SEC and Nasdaq standards for independence.

Risk Oversight

        The Board of Directors has a role in overseeing the Corporation's risks as a whole and at the committee level. The Audit Committee is primarily responsible for overseeing the risks the Corporation faces on behalf of the Board of Directors. The Audit Committee works closely with the Corporation's Chairman of the Board, President & Chief Executive Officer, and ACNB Bank's Chief Risk & Governance Officer, as well as with other members of management with respect to matters relating to risk management. The Audit Committee receives reports on risk management and the processes in place to monitor and control such exposures. The Audit Committee may also receive updates, from time to time, between meetings from management relating to risk oversight matters. The Audit Committee provides updates on its risk management activities to the full Board of Directors via the committee's meeting minutes. Further, members of management may make presentations on risk management to the full Board of Directors or another committee of the Board of Directors.

        In addition to the Audit Committee, other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by the Corporation's compensation practices. Also, the Strategic Planning Committee assesses the risks associated with the Corporation's executive management succession plans.

Director Independence

        In determining each director's and nominee's independence, the Board of Directors considered loan transactions between ACNB Bank and the individuals, their family members, and businesses with which they are associated. The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and those transactions set forth under "Transactions with Directors and Executive Officers" below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/ Relationships/Arrangements
Richard L. Alloway II	Yes	None
Kimberly S. Chaney	Yes	None
Frank Elsner, III	Yes	None
Todd L. Herring	Yes	None
Scott L. Kelley	Yes	Legal Services
James J. Lott	Yes	None
Donna M. Newell	Yes	None
J. Emmett Patterson	Yes	None
Daniel W. Potts	Yes	None
Marian B. Schultz	Yes	None
David L. Sites	Yes	None
Alan J. Stock	Yes	None
James E. Williams	Yes	Vendor Relationship

        In each case, the Board of Directors determined that none of the transactions impaired the independence of the director.

Directors of ACNB Corporation

        The following table sets forth, as of March 16, 2020 (in alphabetical order), selected information about the Corporation's directors and director nominees.

Name	Class of Director	Director Since	Age as of March 16, 2020
Richard L. Alloway II	2	2015	52
Kimberly S. Chaney	3	2020	58
Frank Elsner, III	3	2002	59
James P. Helt	3	2017	53
Todd L. Herring	1	2017	58
Scott L. Kelley	3	2012	68
James J. Lott	1	2007	57
Donna M. Newell	2	2012	49
J. Emmett Patterson	1	2012	72
Daniel W. Potts	3	2004	67
Thomas A. Ritter	2	2001	68
Marian B. Schultz	1	1992	70
D. Arthur Seibel, Jr.	2	2017	61
David L. Sites	2	2010	64
Alan J. Stock, Chairman	2	2005	62
James E. Williams	1	2007	66

Executive Officers of ACNB Corporation

        The following table sets forth, as of March 16, 2020, selected information about the Corporation's Executive Officers, each of whom is appointed by the Board of Directors and each of whom holds office at the Board's discretion.

Name and Position	Position Held	Age as of March 16, 2020
James P. Helt
President & Chief Executive Officer of ACNB Corporation	2017-Present	53
Chief Executive Officer of ACNB Bank	2017-Present
President of ACNB Bank	2015-Present
Executive Vice President of Banking Services of ACNB Bank	2008-2015
Lynda L. Glass
Chief Governance Officer	2011-Present	59
Secretary	2008-Present
Secretary & Treasurer	2006-2008
Executive Vice President	2003-Present
Assistant Secretary	1993-2003
David W. Cathell
Executive Vice President/Treasurer & Chief Financial Officer	2008-Present	65
Senior Vice President &Chief Financial Officer	2007-2008
Principal Financial Officer	2006-2007

Meetings and Committees of the Board of Directors

        The Board of Directors of ACNB Corporation met fourteen (14) times during 2019. The Corporation maintains an Audit Committee (which is established in accordance with

Section 3(a)(58)(A) of the Securities Exchange Act of 1934), Executive Committee, Compensation Committee, Nominating Committee, and Strategic Planning Committee. A total of thirty-six (36) Board and committee meetings of the Corporation's Board of Directors were held in 2019. During 2019, each of the directors attended at least 75% of the combined total number of meetings of the Corporation's Board of Directors and the committees of which he or she was a member. The Board of Directors has a written attendance policy statement which encourages and expects each director to attend the Annual Meeting of Shareholders. Thirteen (13) directors of fifteen (15) attended the 2019 Annual Meeting of Shareholders. We expect that all the Directors will attend the 2020 Annual Meeting of Shareholders.

        Audit Committee.    Members of the Audit Committee in 2019 were Daniel W. Potts, who served as Chair, Richard L. Alloway II, Frank Elsner, III, Todd L. Herring, James J. Lott, Alan J. Stock and James E. Williams. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. In addition, James P. Helt, David W. Cathell and Lynda L. Glass were invited to attend committee meetings. The principal duties of the Audit Committee, as set forth in its charter, include reviewing the Corporation's financial reporting process and systems of internal accounting and financial controls; reviewing significant audit and accounting principles, policies and practices; reviewing performance of internal auditing procedures; overseeing risk management; and, recommending annually to the Board of Directors the engagement of an independent auditor. The Audit Committee has a charter which is available under the Governance Documents section of the Investor Relations/ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Audit Committee met six (6) times during 2019.

        Executive Committee.    Members of the Executive Committee in 2019 were Frank Elsner, III, who served as Chair until November 19, 2019, Scott L. Kelley, Daniel W. Potts, Marian B. Schultz, David L. Sites, Alan J. Stock, who served as Chair from November 19, 2019, until December 31, 2019, and James E. Williams. As of November 19, 2019 and December 17, 2019, James P. Helt and Todd L. Herring were added as members of the Executive Committee, respectively. In addition, David W. Cathell and Lynda L. Glass were invited to attend committee meetings. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to develop and maintain corporate governance policies. The Executive Committee has a charter which is available under the Governance Documents section of the Investor Relations/ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Executive Committee met two (2) times during 2019.

        Compensation Committee.    Members of the Compensation Committee in 2019 were James E. Williams, who served as Chair, Frank Elsner, III, Todd L. Herring, Scott L. Kelley, Donna M. Newell, J. Emmett Patterson and Alan J. Stock. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. The principal duties of the Compensation Committee include evaluating and recommending to the Board of Directors the executive officer and director compensation plans, policies and programs of the Corporation. The Compensation Committee has a charter which is available under the Governance Documents section of the Investor Relations/ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Compensation Committee met six (6) times during 2019.

        Nominating Committee.    Members of the Nominating Committee in 2019 were Marian B. Schultz, who served as Chair, Richard L. Alloway II, Frank Elsner, III, James J. Lott, Donna M. Newell, David L. Sites and James E. Williams. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. The principal duties of the Nominating Committee include identifying qualified individuals to serve on the Board and recommending nominees to the Board. The Nominating Committee has a charter which is available under the Governance Documents section of the Investor Relations/ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Nominating Committee met two (2) times during 2019.

        Strategic Planning Committee.    Members of the Strategic Planning Committee in 2019 were Alan J. Stock, who served as Chair, Richard L. Alloway II, Frank Elsner, III, James P. Helt, Scott L. Kelley, Daniel W. Potts, Thomas A. Ritter, Marian B. Schultz and D. Arthur Seibel, Jr. In addition, David W. Cathell and Lynda L. Glass were invited to attend committee meetings. The principal duties of the Strategic Planning Committee include overseeing the development of and monitoring the progress of the Corporation's strategic plan; keeping the Board of Directors informed of developments, trends and opportunities in the industry that might help improve the Corporation's profitability, growth and/or customer service; and, establishing Board and senior management succession plans. The Strategic Planning Committee has a charter which is available under the Governance Documents section of the Investor Relations/ACNB Corporation page of ACNB Bank's website at www.acnb.com. The Strategic Planning Committee met six (6) times during 2019.

Shareholder Communications

        The Board of Directors has formal shareholder communications processes for the submission of shareholder proposals and nomination of directors, as described below. In addition, shareholders may contact any member of the Board personally, by telephone or by written correspondence including email. Written communications received by the Corporation from shareholders are shared with the full Board as deemed appropriate.

Submission of Shareholder Proposals

        In order for a shareholder proposal (other than director nominations) to be considered for inclusion in ACNB Corporation's proxy statement for next year's annual meeting, the written proposal must be received by the Corporation no later than December 1, 2020. Proposals may be sent to Lynda L. Glass, Executive Vice President/Secretary & Chief Governance Officer of ACNB Corporation, at 16 Lincoln Square, P.O. Box 3129, Gettysburg, Pennsylvania 17325.

        All proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after December 1, 2020, it is considered untimely; and, although the proposal may be considered at the annual meeting, the Corporation is not obligated to include it in the 2021 proxy statement.

Employee Code of Ethics

        Since May 1994, ACNB Bank, formerly Adams County National Bank, has had a Conflict of Interest/Code of Ethics. In 2003, as required by law and regulation, the Corporation's Board of Directors adopted a Code of Ethics which is applicable to our directors, officers and employees, and which has been amended as necessary from time to time.

        The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics to ACNB Corporation's Chief Governance Officer. The Code of Ethics is available under the Governance Documents section of the Investor Relations/ACNB Corporation page of ACNB Bank's website at www.acnb.com.

ELECTION OF DIRECTORS

Nomination of Directors

        The Corporation has a standing Nominating Committee with a charter. Recommendations to the Board of Directors as to the nominees for election as directors at the Annual Meeting of Shareholders are provided by the Nominating Committee. The Nominating Committee will consider shareholder-recommended nominees for director, and shareholders who desire to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the Corporation in compliance with the requirements of Article II, Sections 202, 203 and 207(b), of the Corporation's Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than fourteen (14) days prior to the date of any shareholder meeting called for the election of directors.

Qualification and Nomination of Directors

        The Corporation's Articles of Incorporation authorize the number of directors to be not less than five (5) and not more than twenty-five (25). Further, the Corporation's Articles of Incorporation and Bylaws provide for three (3) classes of directors with staggered terms of office of three (3) years that expire at successive annual meetings. Pursuant to Article II, Section 207(b), of the Corporation's Bylaws, no director or nominee shall stand for election, if as of the date of election, he or she shall have attained the age of seventy-two (72) years old. Currently, the number of directors is set at sixteen (16): Class 1 consists of five (5) directors, Class 2 consists of six (6) directors, and Class 3 consists of five (5) directors. As previously announced, Mr. Patterson, a Class 1 Director, will be resigning from the Board of Directors effective May 5, 2020.

        The Nominating Committee believes that a director nominee must have the following attributes/qualifications before being recommended as a nominee: stock ownership in the Corporation, the willingness to commit time, a commitment to independence, a commitment to the Corporation's community, financial competence, a good reputation, integrity, good communication skills, and the willingness and ability to speak up for the interests of the Corporation. A director nominee shall also have expertise that strengthens the Board of Directors. When evaluating potential director nominees, the Nominating Committee considers the skills and expertise of the current Board members and seeks director nominees with knowledge, skills and abilities that enhance and complement—rather than duplicate—the experiences and skills already represented on the Board of Directors. Further, the Nominating Committee ensures director nominees complement the Corporation's strategic vision and direction, a fundamental priority for the Board of Directors. The Nominating Committee follows the same process for evaluating shareholder-recommended nominees for director.

        The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints and experience. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate's credentials in the context of these standards.

        The Board of Directors nominated incumbent directors Kimberly S. Chaney, Frank Elsner, III, James P. Helt, Scott L. Kelley and Daniel W. Potts to serve as Class 3 Directors until the expiration of the term of the class or until their earlier death, resignation or removal from office.

        The proxyholders intend to vote all proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.

        The Board of Directors proposes the following nominees for election as Class 3 Directors at the annual meeting:

Class 3 Director Nominees

Kimberly S. Chaney	Scott L. Kelley
Frank Elsner, III	Daniel W. Potts
James P. Helt

        The Board of Directors recommends that shareholders vote FOR the proposal to elect the nominees listed above.

Information as to Nominees and Directors

        Set forth below, as of March 16, 2020, are the principal occupations and certain other information regarding nominees for director and continuing directors including the experience, qualifications, attributes or skills that contribute to the nominee's or director's ability to oversee the management of the Corporation. Unless otherwise specified, all business experience is for the past five (5) years in the same or similar position. You will find information about their share ownership on pages 13 through 15.

Class 1 Directors (to serve until 2022)

Todd L. Herring	Mr. Herring, age 58, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since July 2017. Mr. Herring was a director of New Windsor Bancorp, Inc. and New Windsor State Bank from 2013 until 2017. Mr. Herring is a physical therapist and, since 2015, the Market Director for Pivot Health Solutions, a provider of physical therapy, occupational health, performance training, and sports medicine services based in Towson, Maryland, with clinics primarily along the East Coast. He was Owner and President of Central Maryland Rehabilitation Services, Inc. (CMRS) from its inception in 2006 until its acquisition by Pivot Physical Therapy, now Pivot Health Solutions, in 2015. CMRS had more than 120 employees and provided hospital, home health, assisted living facility based, and outpatient clinic rehabilitation services in Maryland. Since 1985, Mr. Herring also owns and manages numerous residential and commercial real estate partnerships. His professional and personal contacts in Carroll County and surrounding markets, experience in the operations and management of small businesses, knowledge of the Carroll County market, and prior board experience support his service on the Corporation's and ACNB Bank's Boards of Directors.
James J. Lott
Mr. Lott, age 57, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007. He is President of Bonnie Brae Fruit Farms, Inc. located in Gardners, Pennsylvania. Mr. Lott offers extensive experience in agribusiness, a leading economic driver in Adams County and Pennsylvania, and his business insight is leveraged to provide guidance in understanding this important segment of the local economy.
J. Emmett Patterson
Mr. Patterson, age 72, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2012. Mr. Patterson will be resigning from the Board of Directors effective May 5, 2020. His resignation is in conjunction with personal retirement plans, as well as in anticipation of the Corporation's current mandatory retirement requirement by the end of 2020 due to attaining the age of 72 as provided for in the Corporation's Bylaws. He is Owner & President of JDCS Enterprise and Fry Guy Corporation, which owns ten McDonald's restaurants in southcentral Pennsylvania, including seven in the Gettysburg and Hanover markets. His career with McDonald's spans more than 40 years. Prior to becoming an owner operator, Mr. Patterson held a number of positions in management with McDonald's Corporation, as well as served as staff director for McDonald's World Training Center. Mr. Patterson's ownership and operation of McDonald's franchises brings strong financial, strategic planning, business and human resources background to the Board.

Marian B. Schultz	Ms. Schultz, age 70, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 1992. She retired in 2012 as Dean of the School of Academic Programs & Services and Library & Multi-Media Services at Shippensburg University located in Shippensburg, Pennsylvania. Ms. Schultz has extensive experience in academia with strong skills in program development and implementation, human relations, and academic administration.
James E. Williams
Mr. Williams, age 66, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007. He is President of C.E. Williams Sons, Inc., a paving and excavating company located in Gettysburg, Pennsylvania, and Managing Partner of Frantz Plumbing LLC, a residential and commercial plumbing, heating and cooling company located in Biglerville, Pennsylvania. Mr. Williams is an experienced small business owner exhibiting proven expertise in the overall management of a company including matters related to financial oversight, human resources, and management.
Class 2 Directors (to serve until 2021)
Richard L. Alloway II, Esquire
Mr. Alloway, age 52, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2015. Mr. Alloway is an attorney and the principal of Alloway Law Office in Chambersburg, Pennsylvania. He served as a State Senator representing Pennsylvania's 33rd State Senate District from 2009 until February 2019. Prior to serving as a State Senator, Mr. Alloway was a magisterial district judge for four years. The Board benefits from Mr. Alloway's legal background and extensive knowledge of ACNB Bank's marketplace.
Donna M. Newell
Ms. Newell, age 49, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2012. She is President & Chief Executive Officer of NTM Engineering, Inc., a firm located in Dillsburg, Pennsylvania, that specializes in water resources and structural engineering as well as engineering course development and instruction. Ms. Newell brings her engineering, technology and business expertise to the Board.

Thomas A. Ritter	Mr. Ritter, age 68, was President & Chief Executive Officer of the Corporation and Chief Executive Officer of ACNB Bank until May 2017, as well as remains Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as Executive Vice President of the Corporation and ACNB Bank from January 1, 2000 until December 31, 2000. Effective January 1, 2001, he became President of the Corporation and President & Chief Executive Officer of ACNB Bank. Effective December 31, 2003, Mr. Ritter became the Corporation's Chief Executive Officer. Effective September 1, 2015, he relinquished his position as President of ACNB Bank with the appointment of his successor as part of the Corporation's and ACNB Bank's long-term succession planning. He has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2001. He has been a member of Russell Insurance Group, Inc.'s Board of Directors and has served as Chairman of the Board since 2005. Mr. Ritter had previously served as a member of both the Corporation's and ACNB Bank's Boards of Directors from 1997 until his resignation from each Board in December 1999. From 1986 until December 1999, Mr. Ritter was an insurance agent in Gettysburg, Pennsylvania. Mr. Ritter's more than 30 years of experience in the financial services industry, including 13 years as the Corporation's Chief Executive Officer, provides him with unique insights into the Corporation's challenges, strategic goals, and operations.
D. Arthur Seibel, Jr.
Mr. Seibel, age 61, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since July 2017. He joined the boards of directors of New Windsor Bancorp, Inc. and New Windsor State Bank in 2001 and served as chairman of these boards until 2017. Most recently, Mr. Seibel retired as Chief Operating Officer for Springdale Preparatory School in New Windsor, Maryland, in February 2020. From 2011 until 2014, he was Managing Director of CIC Switzerland, Ltd., the international sales operation of Cristal Inorganic Chemicals (CIC), located in Zug, Switzerland. He previously served as Chief Financial Officer of CIC, a manufacturing company with operations in five countries and revenues of $2.0 billion, from 2007 to 2011, and began his career as a certified public accountant. Mr. Seibel's long experience in accounting, auditing, internal controls, and strategic planning, as well as knowledge of public companies and the community banking industry, support his membership on the Corporation's and ACNB Bank's Boards of Directors.
David L. Sites
Mr. Sites, age 64, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2010. He is Owner of Sites Realty, Inc. and Realty Leasing & Management Co., real estate companies located in Gettysburg, Pennsylvania. Mr. Sites offers over 30 years of experience in real estate sales, management and development and provides proven experience in community relations, risk management, and overall management performance.

Alan J. Stock	Mr. Stock, age 62, Chairman of the Board of the Corporation and ACNB Bank, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2005. He served as Vice Chairman of both Boards of Directors from 2013 until February 15, 2020, when he became Chairman of the Board of the Corporation and ACNB Bank. He retired in November 2017 as Owner and President of Eicholtz Company, an office equipment and furniture dealership located in New Oxford, Pennsylvania. Mr. Stock brings to the Board entrepreneurial experience spanning 40 years and strong financial and business acumen, as well as extensive knowledge of the Bank's market area.
Class 3 Directors (to serve until 2023 if duly elected and qualified)
Kimberly S. Chaney
Ms. Chaney, age 58, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since January 2020. She was a director of Frederick County Bancorp, Inc. and Frederick County Bank from 2013 until 2020. Ms. Chaney has been a certified public accountant for over 30 years and is Owner of Kimberly S. Chaney, CPA LLC, an accounting practice specializing in financial services and consulting for small businesses located in Frederick, Maryland. She has formerly held senior management positions in several Frederick County companies in the construction, real estate and retail industries. Ms. Chaney's long experience in accounting, auditing, internal controls, and strategic planning, prior board experience, and knowledge of the Frederick County market support her membership on the Board.
Frank Elsner, III
Mr. Elsner, age 59, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2002. From 2013 until February 15, 2020, he served as Chairman of the Board of the Corporation and ACNB Bank. He also served as Vice Chairman of both Boards of Directors from 2007 until 2013. He has been a member of the Board of Directors of Russell Insurance Group, Inc. since 2012 and has served as Vice Chairman of the Board since 2013. Mr. Elsner is Owner & Managing Director of ODT Global, LLC, a system integrator, distributor, and manufacturers' sales representative firm specializing in product and material handling, labeling and packaging solutions based in Hanover, Pennsylvania. He retired in 2012 as President, Chief Executive Officer & Treasurer of Elsner Engineering Works, Inc., an engineering and manufacturing company located in Hanover, Pennsylvania. Mr. Elsner has extensive management experience with a company that operates internationally, as well as strong skills in cross cultural communications, financial management, sales and marketing, and strategic planning.

James P. Helt	Mr. Helt, age 53, is President & Chief Executive Officer of the Corporation and ACNB Bank. He has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2017 and 2015, respectively. He has been a member of the Board of Directors of Russell Insurance Group, Inc. since 2016. From 2008 until September 1, 2015, Mr. Helt served as Executive Vice President of Banking Services of ACNB Bank. Mr. Helt was named President of ACNB Bank effective September 1, 2015. As part of the Corporation's and ACNB Bank's long-term succession planning, he was appointed President & Chief Executive Officer of the Corporation and Chief Executive Officer of ACNB Bank effective May 5, 2017. Mr. Helt's more than 25 years of experience in the financial services industry, including his time with the Corporation and ACNB Bank, provides him with unique insights into the Corporation's challenges, strategic goals, and operations.
Scott L. Kelley, Esquire
Mr. Kelley, age 68, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2012. He has also been a member of the Board of Directors of Russell Insurance Group, Inc. since January 1, 2017. He is a Partner with Barley Snyder LLP. Previously, he was an attorney and President of the law firm of Stonesifer and Kelley, P.C. of Hanover, Pennsylvania, until it merged with Barley Snyder LLP in 2017. He served as the Executive Director of Community Banks Insurance Services from 2007 to 2009. The Board benefits from Mr. Kelley's more than 40 years of experience practicing law in the areas of business and commercial law; real estate law; agricultural law; oil, gas and mineral law; and, estate planning and administration, as well as from his experience in the insurance industry.
Daniel W. Potts
Mr. Potts, age 67, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2004 and serves as an audit committee financial expert. He has also been a member of the Board of Directors of Russell Insurance Group, Inc. since 2005. He has more than 30 years of global business experience, including 10 years with major accounting firms and senior executive positions in the financial services industry. Mr. Potts is currently Client Executive for DXC Technology, a global independent, end-to-end information technology services and solutions company. Mr. Potts' financial and business skills and extensive experience with financial accounting matters provide invaluable insight and guidance to the Board's oversight function.

SHARE OWNERSHIP

Principal Shareholders

        As of January 31, 2020, the Board of Directors knows of no person who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation's outstanding common stock.

Beneficial Ownership of Named Executive Officers, Directors and Nominees

        The following table sets forth, as of January 31, 2020, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, each Named Executive Officer, and all Named Executive Officers, directors and nominees of the Corporation as a group. Unless otherwise noted, shares are held individually and the percentage of class is less than 1% of the outstanding common stock.

        Beneficial ownership of shares of ACNB Corporation common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

  •
  Voting power, which includes the power to vote or to direct the voting of the stock; or,

  •
  Investment power, which includes the power to dispose or direct the disposition of the stock; or,

  •
  The right to acquire beneficial ownership within sixty (60) days after January 31, 2020.

        Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly and individually by the reporting person. The number of shares owned by the directors, nominees and Named Executive Officers is rounded to the whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
Class 1 Directors
Todd L. Herring	6,137	(2)	—
James J. Lott	10,359	(3)	—
J. Emmett Patterson	3,777	(4)	—
Marian B. Schultz	9,097	(5)	—
James E. Williams	10,013		—
Class 2 Directors
Richard L. Alloway II	3,416		—
Donna M. Newell	6,764	(6)	—
Thomas A. Ritter	14,580	(7)	—
D. Arthur Seibel, Jr.	28,493	(8)	—
David L. Sites	32,967	(9)	—
Alan J. Stock	81,484	(10)	—
Class 3 Directors
Kimberly S. Chaney	5,939	(11)	—
Frank Elsner, III	20,256	(12)	—
James P. Helt	10,997	(13)	—
Scott L. Kelley	16,284	(14)	—
Daniel W. Potts	4,047		—
Named Executive Officers
Lynda L. Glass	10,519	(15)	—
Executive Vice President/ Secretary & Chief Governance Officer of ACNB Corporation
David W. Cathell	16,010	(16)	—
Executive Vice President/ Treasurer & Chief Financial Officer of ACNB Corporation
All Named Executive Officers, Directors and Nominees as a Group (16 Directors/Nominees, 3 Executive Officers, 18 persons in total)	291,139		3.36%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after January 31, 2020. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Figure includes 3,258 shares held solely by Mr. Herring; 947 shares held in a trust for the benefit of Mr. Herring; 172 shares owned individually by his spouse; 880 shares held in his spouse's 401(k) account; and, 880 shares held in a trust for the benefit of a child.

(3)
Figure includes 3,283 shares held solely by Mr. Lott; 6,076 shares held jointly with Mr. Lott's spouse; and, 1,000 shares held in his IRA.

(4)
Figure includes 3,277 shares held solely by Mr. Patterson and 500 shares held jointly with Mr. Patterson's spouse.

(5)
Figure includes 2,997 shares held solely by Ms. Schultz; 1,000 shares held jointly with Ms. Schultz's spouse; and, 5,100 shares held solely by Ms. Schultz's spouse.

(6)
Figure includes 2,997 shares held solely by Ms. Newell; 2,609 shares held jointly with Ms. Newell's spouse; 905 shares held in her IRA; and, 253 shares held in Ms. Newell's spouse's IRA.

(7)
Figure includes 9,443 shares held solely by Mr. Ritter; 1,814 shares held jointly with Mr. Ritter's spouse; and, 3,323 shares held solely by Mr. Ritter's spouse.

(8)
Figure includes 1,298 shares held solely by Mr. Seibel; 10,292 shares held in a trust for the benefit of Mr. Seibel; and, 16,903 shares held in his IRA.

(9)
Figure includes 3,813 shares held solely by Mr. Sites; 9,184 shares held jointly with Mr. Sites' spouse; 16,787 shares held in his IRA; 1,657 shares held in Mr. Sites' spouse's IRA; 1,500 shares held in an investment partnership; and, 26 shares held in a family trust of which Mr. Sites is trustee.

(10)
Figure includes 3,813 shares held solely by Mr. Stock; 28,972 shares held jointly with Mr. Stock's spouse; 3,299 shares held in his IRA; 7,601 shares held in Mr. Stock's spouse's IRA; and, 37,799 shares owned by Mr. Stock's mother over which he has power of attorney.

(11)
Figure includes 49 shares held solely by Ms. Chaney and 5,890 shares held jointly with Ms. Chaney's spouse.

(12)
Figure includes 4,702 shares held solely by Mr. Elsner; 14,301 shares held jointly with Mr. Elsner's spouse; and, 1,253 shares held in his IRA.

(13)
Figure includes 6,720 shares held solely by Mr. Helt; 752 shares held jointly with Mr. Helt's spouse; and, 3,525 shares held in his IRA.

(14)
Figure includes 1,143 shares held solely by Mr. Kelley; 2,417 shares held jointly with Mr. Kelley's spouse; and, 12,724 shares held in his IRA.

(15)
Figure includes 5,876 shares held solely by Ms. Glass and 4,643 shares held jointly with Ms. Glass' spouse.

(16)
Figure includes 5,820 shares held solely by Mr. Cathell; 1,785 shares held jointly with Mr. Cathell's spouse; and, 8,405 shares held in his IRA.

DIRECTOR COMPENSATION

Compensation of the Board of Directors of ACNB Corporation and Subsidiaries

        Directors of the Corporation are not compensated for their services. Further, ACNB Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings. The Compensation Committee annually reviews and recommends to the Board of Directors the compensation levels and elements for directors. Since April 1, 2019, ACNB Bank's non-employee directors have been compensated for their services rendered to the Corporation and to ACNB Bank as follows:

  •
  $23,000 annual retainer;

  •
  $800 per Board meeting;

  •
  $500 per committee meeting;

  •
  $200 for committee chair per meeting, unless otherwise specified;

  •
  $750 for Audit Committee chair per meeting;

  •
  $750 for Compensation Committee chair per meeting;

  •
  $35,000 annually for Chairman of the Board;

  •
  $10,000 annually for Vice Chairman of the Board;

  •
  $600 allowance for a half-day seminar plus expenses, if applicable, and $1,000 allowance for a full-day seminar plus expenses, if applicable; and,

  •
  $125 per hour for continuing education by external, online web-based training, given preapproval.

        Pursuant to a board approved plan, at the director's election, fifty percent (50%) or one hundred percent (100%) of each director's annual retainer, as paid on a quarterly basis, is paid as ACNB Corporation common stock in lieu of directors fees through the Corporation's Dividend Reinvestment and Stock Purchase Plan.

        The following table summarizes the compensation of directors during 2019.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Richard L. Alloway II	$41,588		$18,235	—	$189	$60,012
Frank Elsner, III	$104,238	(3)	$18,235	—	$483	$122,956
Todd L. Herring	$45,525		$18,235	—	$464	$64,224
Scott L. Kelley	$58,388	(4)	$18,235	—	$1,448	$78,071
James J. Lott	$48,425		$18,235	—	$340	$67,000
Donna M. Newell	$37,638		$18,235	—	$300	$56,173
J. Emmett Patterson	$36,913		$18,235	—	$1,265	$56,413
Daniel W. Potts	$63,463	(5)	$18,235	—	$1,286	$82,984
Thomas A. Ritter	$57,563	(6)	$18,235	—	—	$75,798
Marian B. Schultz	$46,763		$18,235	—	$1,708	$66,706
D. Arthur Seibel, Jr.	$50,463		$18,235	—	$648	$69,346
David L. Sites	$51,313		$18,235	—	$558	$70,106
Alan J. Stock	$66,513	(7)	$18,235	—	$727	$85,475
James E. Williams	$56,963		$18,235	—	$666	$75,864

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock granted on June 14, 2019, pursuant to the ACNB Bank Variable Compensation Plan under the Corporation's 2018 Omnibus Stock Incentive Plan.

(2)
Represents the tax reportable imputed income attributed to the director supplemental life insurance plan.

(3)
Includes $34,050 paid in 2019 as Chairman of the Board, and $4,100 paid in 2019 for Board meetings of Russell Insurance Group, Inc.

(4)
Includes $4,100 paid in 2019 for Board meetings of Russell Insurance Group, Inc.

(5)
Includes $3,450 paid in 2019 for Board meetings of Russell Insurance Group, Inc.

(6)
Includes $6,050 paid in 2019 for Board meetings of Russell Insurance Group, Inc.

(7)
Includes $9,675 paid in 2019 as Vice Chairman of the Board.

Director Deferred Fee Plan

        In January 2001, ACNB Bank established a director deferred fee plan. Directors Alloway, Elsner, Herring, Kelley, Lott, Newell, Patterson, Schultz, Sites, Stock and Williams participated in 2019. Directors may defer up to 100% of the director's income. Benefits are payable upon termination of service, change of control, and by specific participant election in accordance with IRS Code Section 409A. The deferred fees earn interest, and the interest and plan expenses are funded by bank-owned life insurance (BOLI).

Variable Compensation Plan

        Effective January 1, 2018, the ACNB Bank Variable Compensation Plan was amended to allow directors to participate under the same terms as employees in order to better align the interests of the directors with the shareholders and to place similar restrictions on grants of shares from the 2009 Restricted Stock Plan or a successor plan, under which the directors are eligible to participate, as the restrictions placed upon employees who are granted restricted stock. On June 14, 2019, each director was granted a variable equity award of 500 shares of restricted stock pursuant to the Variable Compensation Plan. One-third (1/3) of this award became 100% vested as of the grant date of June 14, 2019, with the next one-third (1/3) 100% vested as of January 1, 2020, and the final one-third (1/3) 100% vested as of January 1, 2021.

Director Supplemental Life Insurance Plan

        ACNB Bank has a director supplemental life insurance plan. All non-employee directors are eligible for the life insurance benefit. The plan currently insures thirteen (13) directors. The director life insurance benefit of $250,000 per participating director shall be provided unless the director separates from service prior to reaching the retirement age without at least nine (9) years of service, in which case the benefit is $100,000. This life insurance benefit is funded through a single premium BOLI program because BOLI is a more cost-efficient way of providing the benefits. The amounts of death benefits is the amount set forth in the individual's policy endorsement. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable incomes.

Long-Term Care Insurance

        ACNB Bank provides long-term care insurance to directors, and eligibility is subject to medical underwriting acceptance. The plan currently insures ten (10) directors. The eligible participating directors are not required to pay any premiums. The long-term care insurance provides a monthly maximum base benefit of $4,000 for long-term care needs.

EXECUTIVE COMPENSATION

Determination of Executive Compensation

        The Compensation Committee is charged with recommending to the Board of Directors of ACNB Corporation the compensation for all executive officers of ACNB Corporation and its subsidiaries. The Committee may form and delegate authority to subcommittees or delegate authority to management when appropriate, as well as retain or obtain the advice of a compensation consultant, legal counsel, or other adviser.

Compensation Objectives and Policies

        The primary objective of the Corporation's compensation philosophy remains to attract, motivate, reward and retain executives who will maintain the safety and soundness of the Corporation and its subsidiaries. In addition, the Corporation's compensation philosophy aims to sustain and enhance long-term investor value, enforce internal controls deemed appropriate by our auditors and regulators, and execute the strategic plans as prioritized by the Board of Directors.

        The Compensation Committee and the Board of Directors of the Corporation seek to establish fair compensation policies in order to attract, motivate, reward and retain competent managers whose efforts will enhance the Corporation's profitability and growth without exposing the Corporation to undue risk. The Compensation Committee treats compensation as an evolving process depending on the strategic objectives of the Corporation, as determined by the Board of Directors at that time.

The Role of the Named Executive Officers in Setting Compensation

        The Named Executive Officers do not participate in the determination process of their respective annual base salaries and are not present when their respective compensation is discussed by the Compensation Committee or discussed and approved by the Board of Directors.

        Mr. Helt, as President & Chief Executive Officer of the Corporation and ACNB Bank, provides insight to the Compensation Committee on the performance and compensation of the subsidiary bank's executive officers including the other Named Executive Officers. He also assists in establishing performance goals and objectives for these executive officers.

The Compensation Process for the Named Executive Officers

President & Chief Executive Officer of the Corporation and ACNB Bank	Discusses the Named Executive Officers' performance with the Compensation Committee and provides insight on merit compensation. Is not present when his performance and compensation are discussed.
Compensation Committee
Reviews the performance of the President & Chief Executive Officer of the Corporation and the Bank in his absence.
Reports on the performance of the Named Executive Officers and recommends the compensation levels to the Board of Directors.
Board of Directors
Without any Named Executive Officers participating or present, discusses the compensation levels of the Named Executive Officers and determines the levels of compensation.
Uses its business judgment and the Compensation Committee's recommendation in determining compensation.

The Role of a Consultant in Setting Compensation

        The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser. The Compensation Committee is directly responsible for retaining, determining the independence, determining if a conflict of interest exists, compensating, and overseeing the work of its advisers.

        The Compensation Committee chose not to retain a compensation consultant for the year of 2019. The Compensation Committee had previously engaged Mosteller & Associates ("Mosteller"), a compensation consulting firm in 2016. Given the thorough analysis presented by Mosteller and that 2019 compensation awarded did not deviate from the Compensation Committee's previous policies, it was determined that hiring a compensation consultant for 2019 would not be warranted. The Compensation Committee also reviewed and considered educational materials from various seminars and conferences, as well as other resources, as further explained in Benchmarking below.

Benchmarking

        The Compensation Committee reviewed the information gathered from the proxies of their peer group, including the perquisites given to the Named Executive Officers from the peer institutions. It did not make any specific adjustment in any element of compensation based upon any specific information it received from other proxies, but is only used as an educational source as to the current trends in compensation.

        The Compensation Committee also reviewed information it received from various seminars, conferences and publications. This information provides general compensation trends and is not used to specifically benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation.

Summary Compensation Table

        The following table summarizes the total compensation for 2019 and 2018 for James P. Helt, the Corporation's President & Chief Executive Officer; David W. Cathell, the Corporation's Executive Vice President/Treasurer & Chief Financial Officer; and, Lynda L. Glass, Executive Vice President/Secretary & Chief Governance Officer. These individuals are referred to as the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
James P. Helt	2019	$425,000	$56,000	$44,000	$140,074	$75,813	(4)	$740,887
President & Chief Executive Officer of the Corporation(3)	2018	$400,000	$37,000	$29,600	$59,830	$31,352	(5)	$557,782
David W. Cathell	2019	$250,000	$38,000	$27,000	$71,124	$22,469	(7)	$408,593
Executive Vice President/ Treasurer & Chief Financial Officer of the Corporation(6)	2018	$243,543	$27,000	$22,000	$72,910	$62,663	(8)	$428,116
Lynda L. Glass	2019	$263,300	$38,500	$29,000	$255,256	$75,024	(10)	$661,080
Executive Vice President/ Secretary & Chief Governance Officer of the Corporation(9)	2018	$255,625	$27,500	$22,000	$52,888	$58,489	(11)	$416,502

(1)
The amount shown was deposited for a cash purchase of Corporation stock through the Corporation's Dividend Reinvestment and Stock Purchase Plan and was issued as restricted stock grants pursuant to the ACNB Bank Variable Compensation Plan under the Corporation's 2018 Omnibus Stock Incentive Plan.

(2)
The amounts shown represent the aggregate actuarial increase in the present value of the Named Executive Officer's benefits under the pension plan and retirement income agreements.

(3)
Also serves as President & Chief Executive Officer of ACNB Bank and a director of Russell Insurance Group, Inc.

(4)
Includes 401(k) plan employer matching contribution of $11,200; deferred compensation accruals under his SERP of $34,391; imputed income of $729 related to supplemental life insurance; personal use of company car of $4,493; and, merger-related work of $25,000.

(5)
Includes 401(k) plan employer matching contribution of $11,000; deferred compensation accruals under his SERP of $5,067; imputed income of $646 related to supplemental life insurance; personal use of company car of $4,639; and, merger-related work of $10,000.

(6)
Also serves as Executive Vice President/Treasurer & Chief Financial Officer of ACNB Bank and Vice President & Treasurer of Russell Insurance Group, Inc.

(7)
Includes 401(k) plan employer matching contribution of $11,200; imputed income of $1,269 related to supplemental life insurance; and, merger-related work of $10,000.

(8)
Includes 401(k) plan employer matching contribution of $11,000; deferred compensation accruals under his SERP of $45,575; imputed income of $1,088 related to supplemental life insurance; and, merger-related work of $5,000.

(9)
Also serves as Executive Vice President/Secretary and Chief Risk & Governance Officer of ACNB Bank, as well as a director and Vice President & Secretary of Russell Insurance Group, Inc.

(10)
Includes 401(k) plan employer matching contribution of $11,200; deferred compensation accruals under her SERP of $52,684; imputed income of $1,140 related to supplemental life insurance; and, merger-related work of $10,000.

(11)
Includes 401(k) plan employer matching contribution of $11,000; deferred compensation accruals under her SERP of $43,997; imputed income of $992 related to supplemental life insurance; and, merger-related work of $2,500.

Employment Agreements

        Each of the Named Executive Officers has an employment agreement. On December 31, 2008, the Corporation and Adams County National Bank, now ACNB Bank, entered into an amended and restated employment agreement with Lynda L. Glass, Executive Vice President/Secretary & Chief Governance Officer of the Corporation and Executive Vice President/Secretary and Chief Risk & Governance Officer of the Bank. Ms. Glass' agreement was again amended on December 27, 2016. On April 17, 2009, the Corporation and the Bank entered into an employment agreement with David W. Cathell, Executive Vice President/Treasurer & Chief Financial Officer of the Corporation and the Bank, which was then amended on December 27, 2016. On April 15, 2009, the Bank entered into an employment agreement with James P. Helt, President & Chief Executive Officer of the Corporation and the Bank, which was then amended on December 27, 2016. This amended agreement was replaced by the amended and restated employment agreement with Mr. Helt as of August 14, 2018 (together, the "Agreements" and "Executives"). Under the Agreements, the Named Executive Officers are eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses.

        The initial terms of the Agreements are three (3) years which automatically extend for an additional one (1) year period on each annual anniversary date of the Agreements, unless notice is given one hundred eighty (180) days prior to the anniversary date, so that on each anniversary date if notice had not been previously given the term shall continue for three (3) years.

        The Agreements automatically terminate if the Executives are terminated for "Cause", as defined in the Agreements, and all rights under the Agreements will terminate with the exception of the arbitration clause. The Agreements automatically terminate if the Executives terminate their employment for "Good Reason", as defined in the Agreements. If the Agreements terminate for "Good Reason", Messrs. Helt or Cathell or Ms. Glass would receive 2.99 times their agreed compensation and benefits for two (2) years. The Agreements automatically terminate upon the Executives' disability, as defined in the Agreements, and the Executives will receive employee benefits and 75% of their compensation until (a) they return to work, (b) reach age sixty-five (65), (c) die, or (d) the employment period under the Agreements ends. The Agreements automatically terminate if the Executives voluntarily terminate the Agreements. If Messrs. Helt or Cathell or Ms. Glass gives notice within one hundred eighty (180) days of a "Change in Control", as defined in the Agreements, or the Executive's employment is terminated involuntarily, the respective Executive is entitled to 2.99 times the Executive's agreed compensation and to continue to receive benefits for two (2) years. Messrs. Helt and Cathell and Ms. Glass would receive grossed-up payments, if necessary.

        The Agreements contain restrictive covenants precluding the Executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the Corporation and ACNB Bank.

Variable Compensation Plan

        Effective January 1, 2014, and amended effective January 1, 2018, the Compensation Committee established the ACNB Bank Variable Compensation Plan (the "Plan"), which provides guidelines for awarding cash and/or equity incentive bonuses. Under the Plan, the Compensation Committee may make a recommendation to the Board of Directors to award stock under the ACNB Corporation 2009 Restricted Stock Plan or its successor plan, the 2018 Omnibus Stock Incentive Plan, if it chooses to make equity awards. The Board of Directors also reserves the right to amend, suspend or terminate the Plan at any time. The guidelines contained in the Plan include general restrictions such as:

  •
  the award formulas are to be constructed to align the interests of the participant with those of the shareholders;

  •
  the participant must have an overall rating of "Good" on his or her most recent individual performance appraisal, as applicable;

  •
  no incentive bonuses may be awarded if the Bank's CAMELS rating assigned by its regulators falls below a certain rating;

  •
  no incentive bonuses will be awarded if the Board of Directors determines that the dividend payable to the shareholders is not reasonable or competitive; and,

  •
  all bonuses are subject to a clawback provision.

Criteria Considered in Deciding to Grant a Bonus Under the
ACNB Bank Variable Compensation Plan

Factor	Rationale	2018 Target
Return on Average Equity (ROAE)	Measures the Bank's performance and provides for a pay for performance baseline.	10.00%
Deposit Growth	Incentivizes employees to grow the Bank's deposit base.	6.00%
Loan Growth	Incentivizes employees to grow the Bank's loan portfolio which will increase income.	5.00%
Leverage Capital Ratio	Our regulators look at our capital ratios to help determine if our capital is adequate and may place constraints on us if they determine that it is not.	8.50%
Non-Performing Loans to Total Loans	Incentivizes employees to grow the Bank's loan portfolio with quality loans.	<2.00%
Net Income	Seeks to maintain an improved performance of the Bank.	≥$15.5 Million

        A maximum of fifty-nine percent (59%) of the bonus awarded to the respective Named Executive Officer was a cash award paid in 2019 for 2018 performance. The remaining portion of the bonus was in the form of an equity award under the ACNB Corporation 2018 Omnibus Stock Incentive Plan, as purchased through the Corporation's Dividend Reinvestment and Stock Purchase Plan. Mr. Helt was awarded a larger bonus, given his position, than the other Named Executive Officers employed by ACNB Bank. The shares awarded to the Named Executive Officers were to vest in one-third (1/3) tranches, with the first third vesting in 2019. The Compensation Committee intends to continue to use restricted stock through the ACNB Corporation 2018 Omnibus Stock Incentive Plan or another successor plan in the future in conjunction with the ACNB Bank Variable Compensation Plan with the intended purpose to encourage stability and longevity in executive management.

Equity Compensation

        In 2009, the Corporation's shareholders approved the ACNB Corporation 2009 Restricted Stock Plan, which allowed the Corporation to grant up to 200,000 restricted shares of ACNB Corporation common stock under the plan. The Compensation Committee could grant restricted stock to employees and directors of the Corporation and ACNB Bank contingent, for example, upon the employee, director, Corporation or ACNB Bank meeting specified goals or the employee or director remaining employed or affiliated with ACNB Bank for a specific period of time. The 2009 Restricted Stock Plan expired by its own terms after ten (10) years on February 24, 2019.

        In 2018, the Corporation's shareholders approved the ACNB Corporation 2018 Omnibus Stock Incentive Plan, which allows the Corporation to grant up to 400,000 restricted shares of ACNB Corporation common stock under the plan. Awards that may be granted under the 2018 Omnibus Stock Incentive Plan include stock options (including qualified stock options and non-qualified stock options), stock appreciation rights ("SARs"), stock awards, restricted stock, stock units and restricted stock units ("RSUs"), performance awards, and director compensation. All awards and the terms and conditions of such awards will be set forth in a written agreement.

        On June 14, 2019, the Corporation granted a total of 2,741.9797 restricted shares to the Named Executive Officers employed by ACNB Bank. Subject to earlier forfeiture or accelerated vesting, the restricted shares were to vest as follows: one-third (1/3) of the restricted shares 100% vested on the grant date, with the next one-third (1/3) of the restricted shares 100% vested as of January 1, 2020, and the final one-third (1/3) of the restricted shares 100% vested as of January 1, 2021.

        The following table is a summary of the outstanding equity awards at December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End

Named Executive Officer	Number of Shares that Have Not Vested (#)		Market Value of Shares that Have Not Vested ($)(1)
James P. Helt	1,140.2006	(2)	$43,065
Lynda L. Glass	779.7615	(3)	$29,452
David W. Cathell	743.2017	(4)	$28,071

(1)
Value represents the number of shares that have not vested multiplied by $37.770, the average of the closing bid and ask prices for ACNB Corporation common stock on December 31, 2019.

(2)
738.0436 shares vest January 1, 2020, and 402.1570 shares vest January 1, 2021.

(3)
514.7034 shares vest January 1, 2020, and 265.0580 shares vest January 1, 2021.

(4)
496.4236 shares vest January 1, 2020, and 246.7782 shares vest January 1, 2021.

Supplemental Life Insurance Plan

        In January 2001, ACNB Bank implemented a supplemental life insurance plan for certain officers, including the Named Executive Officers, of the Bank to provide death benefits for each officer's designated beneficiaries, which was amended and restated in December 2014. Beneficiaries designated by an officer are entitled to a split-dollar share of the death proceeds from the life insurance policies on each officer equal to the lesser of two (2) times the officer's base annual salary or the maximum dollar amount of the participant's interest in the policy based upon the vesting schedule attached to his or her split-dollar policy endorsement. The plan is unsecured and unfunded, and there are no plan assets. The Bank has purchased single premium bank-owned life insurance (BOLI) policies on the lives of the officers and intends to use income from the BOLI policies to offset the plan benefit expenses.

Group Term Life Insurance Plan

        ACNB Bank maintains a group term life insurance plan. All full-time Bank employees are eligible to participate in the plan. For 2019, the insurance benefit for employees was calculated as two (2) times base salary, with a maximum of $250,000.

Long-Term Care Insurance

        ACNB Bank provides long-term care insurance to certain officers including the Named Executive Officers. The insurance provides a monthly benefit for long-term care needs.

401(k) Plan

        ACNB Bank maintains a defined contribution profit-sharing 401(k) plan. ACNB Bank is the plan sponsor and plan administrator. The plan is subject to certain laws and regulations under the Internal Revenue Code, and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

        An employee is eligible to participate in the plan after working for six (6) months and attaining the age of twenty (20) years and six (6) months. An eligible employee is automatically enrolled in the 401(k) plan, and the Bank will automatically withhold 6% of the employee's wages unless otherwise directed. ACNB Bank matches a percentage of the employee's contribution. In 2019, ACNB Bank's contribution equaled 100% of the employee's contribution up to 3% of earned compensation plus 50% of the next 2% of earned compensation. Effective January 1, 2000, ACNB Bank adopted a "safe harbor" provision for its 401(k) plan, which vests eligible contributions immediately upon entering the plan for both employer and employee contributions.

Defined Benefit Plan

        Employees of ACNB Bank hired on or before March 31, 2012, are covered under the Bank's Group Pension Plan for Employees provided that they meet the eligibility criteria of the plan. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The plan was restated November 1, 1998, effective January 1, 1999, and subsequently amended effective November 1, 2000, January 1, 2010, and April 1, 2012. ACNB Bank is the plan sponsor and plan administrator.

        Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined benefit pension plan on behalf of a specific employee cannot be separately or individually calculated. ACNB Bank made no contributions to the plan in 2019, as the plan is considered to be well funded.

        Each eligible employee of ACNB Bank hired on or before March 31, 2012, who attains the age of twenty (20) years and six (6) months and who completes one (1) year of service, in which one thousand (1,000) hours are worked, is eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of sixty-five (65) years for the employee's remaining lifetime with payments certain for five (5) years. Effective January 1, 2010, the formula for determining a participant's benefit is the participant's earned benefit as of December 31, 2009, plus 0.75% of the participant's average monthly pay multiplied by the participant's benefit service earned on and after January 1, 2010, but not more than twenty-five (25) years. If an employee has completed thirty (30) or more years of vested service, he or she is eligible to retire at age sixty-two (62) with no reduction applied to his or her benefit.

Supplemental Executive Retirement Plan

        ACNB Bank entered into retirement income agreements with the Named Executive Officers to provide supplemental retirement income benefits to these officers upon the later of reaching their normal retirement date or separation of service. Messrs. Helt's and Cathell's and Ms. Glass' benefits are payable in equal monthly installments for the greater of one hundred-eighty (180) months or the executive's life. Benefits are also payable upon death. Benefit amounts will be determined by the individual's number of years of service. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date except after a change in control. In exchange for providing benefits under the agreements, the executives are bound by respective noncompetition arrangements. No benefits are payable under the agreements if the executive directly or indirectly engages in a business or activity that may be deemed competitive with ACNB Bank or the Corporation within fifty (50) miles of ACNB Bank's principal office. If the termination occurs before the executive's respective retirement date, this restriction applies for five (5) years after the date of the executive's separation of service; however, the restriction will not extend longer than three (3) years after the executive begins to receive benefits under the respective agreement. If the separation occurs after the executive's retirement date, then the restriction shall be in place for three (3) years. The restriction does not apply after a change in control. ACNB Bank purchased bank-owned life insurance policies on each officer to fund the retirement income agreements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As Named Executive Officers, Messrs. Helt and Cathell and Ms. Glass have entered into employment agreements with the Corporation and ACNB Bank, which govern any payments upon termination or change in control. If on December 31, 2019, Messrs. Helt or Cathell or Ms. Glass terminated employment for "Good Reason", each would have received thirty-six (36) monthly payments in an amount equal to 2.99 times his or her respective agreed compensation plus benefits for two (2) years. If Messrs. Helt or Cathell or Ms. Glass terminates employment after a "Change in Control", as defined in the respective employment agreements, then he or she will be entitled to a lump sum of 2.99 times his or her respective agreed compensation plus benefits for two (2) years following termination. If the Corporation terminates the Named Executive Officer's employment without "Cause", then the respective Named Executive Officer will receive thirty-six (36) monthly payments in an amount equal to 2.99 times his or her respective agreed compensation plus benefits for two (2) years. Payments pursuant to a "Change in Control" or termination without "Cause" or for "Good Reason" will be grossed-up for Messrs. Helt and Cathell and Ms. Glass to accommodate for any excise tax imposed on the payments.

        All employment agreements contain noncompetition, nonsolicitation and confidentiality provisions. If the Corporation terminates the Named Executive Officer's employment without "Cause" or if the Named Executive Officer terminates employment with "Good Reason" or after a "Change in Control", then the noncompetition and nonsolicitation provisions continue for two (2) years after the termination of employment. If the Named Executive Officer's employment is terminated by the Corporation for "Cause" or if the Named Executive Officer terminates employment voluntarily without "Good Reason", then the noncompetition and nonsolicitation provisions continue for one (1) year after termination of employment.

        Upon a "Change in Control" followed by a separation of service, the Named Executive Officers will become vested in the retirement benefits under the supplemental executive retirement plan agreement. If the Named Executive Officer is terminated for reasons other than the commission of a felony involving Bank property prior to retirement, then he or she will be entitled to an early termination benefit in an amount determined based upon the year in which such termination occurs. The supplemental executive retirement plan agreement contains a noncompetition provision which restricts the Named Executive Officer's ability to compete and solicit customers.

        Upon any termination of employment, the respective Named Executive Officer will be entitled to receive normal retirement benefits equal to an amount determined by an actuarial formula as described in the defined benefit plan.

James P. Helt

        The following table shows the potential payments upon termination or change in control of the Corporation for James P. Helt. The chart assumes the triggering events took place on December 31, 2019.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$15,522	$15,522	$250,000	$15,522		$0	$15,522		$250,000		$0		$250,000
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$850,000
Severance Under Employment Agreement(2)	$0	$0	$0	$41,434	(3)	$0	$41,434	(3)	$1,491,611	(4)	$31,179	(5)	$0
Accrued Leave	$73,558	$73,558	$73,558	$73,558		$0	$73,558		$73,558		$73,558		$73,558
Health and Welfare Benefits	$0	$0	$1,157	$42,783		$0	$42,783		$42,783		$57,044		$0
Restricted Stock Vesting	$0	$0	$43,065	$0		$0	$0		$43,065		$43,065		$43,065

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
Payable in a lump sum.

(5)
Monthly amount.

Lynda L. Glass

        The following table shows the potential payments upon termination or change in control of the Corporation for Lynda L. Glass. The chart assumes the triggering events took place on December 31, 2019.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$40,473	$40,473	$67,075	$40,473		$0	$40,473		$67,075		$0		$67,075
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$526,600
Severance Under Employment Agreement(2)	$0	$0	$0	$26,437	(3)	$0	$26,437	(3)	$951,717	(4)	$19,894	(5)	$0
Accrued Leave	$45,571	$45,571	$45,571	$45,571		$0	$45,571		$45,571		$45,571		$45,571
Health and Welfare Benefits	$0	$0	$1,195	$24,733		$0	$24,733		$24,733		$37,099		$0
Restricted Stock Vesting	$0	$0	$29,452	$0		$0	$0		$29,452		$29,452		$29,452

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
Payable in a lump sum.

(5)
Monthly amount.

David W. Cathell

        The following table shows the potential payments upon termination or change in control of the Corporation for David W. Cathell. The chart assumes the triggering events took place on December 31, 2019.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$38,569	$38,569	$38,569	$38,569		$0	$38,569		$38,569		$0		$38,569
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$500,000
Severance Under Employment Agreement(2)	$0	$0	$0	$25,249	(3)	$0	$25,249	(3)	$908,960	(4)	$19,000	(5)	$0
Accrued Leave	$43,269	$43,269	$43,269	$43,269		$0	$43,269		$43,269		$43,269		$43,269
Health and Welfare Benefits	$0	$0	$1,795	$44,963		$0	$44,963		$44,963		$0		$0
Restricted Stock Vesting	$0	$0	$28,071	$0		$0	$0		$28,071		$28,071		$28,071

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
Payable in a lump sum.

(5)
Monthly amount.

Transactions with Directors and Executive Officers

        Some of ACNB Corporation's directors, executive officers, and their immediate family members and the companies with which they are associated were customers of and had banking transactions with ACNB Corporation's subsidiary bank during 2019. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectability or present other unfavorable features. ACNB Corporation's subsidiary bank anticipates that they will enter into similar transactions in the future.

        The Corporation does not regularly engage in business transactions with directors and executive officers outside of its business of banking. Generally, any other significant transactions with directors or executive officers are reviewed and approved by the Board of Directors on a case-by-case basis as the need arises.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is comprised of directors who meet SEC and Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000, which has been subsequently revised and is incorporated by reference from the Governance Documents section of the Investor Relations/ACNB Corporation page of ACNB Bank's website at www.acnb.com.

        The Audit Committee met with management periodically during the year to consider the adequacy of ACNB Corporation's internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with ACNB Corporation's independent registered public accounting firm and with appropriate ACNB Corporation financial personnel and internal auditors. The Audit Committee also discussed with ACNB Corporation's management and independent registered public accounting firm the process used for certifications by ACNB Corporation's Chief Executive Officer and Chief Financial Officer, which are required for certain of ACNB Corporation's filings with the SEC.

        The Audit Committee also met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.

        The Audit Committee selected RSM US LLP as the independent registered public accounting firm for ACNB Corporation after reviewing the firm's performance and independence from management.

        Management has primary responsibility for ACNB Corporation's financial statements and the overall reporting process, including ACNB Corporation's system of internal controls.

        The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of ACNB Corporation in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues the firm believes should be raised with the Audit Committee.

        The Audit Committee reviewed with management and RSM US LLP, ACNB Corporation's independent registered public accounting firm, ACNB Corporation's audited financial statements, as well as reviewed those financial statements and reports prior to issuance. Management has represented, and RSM US LLP has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee received from and discussed with RSM US LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's Communications with Audit Committees. These items relate to that firm's independence from ACNB Corporation. The Audit Committee also discussed with RSM US LLP matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by RSM US LLP, and discussed with the firm its independence.

        The Audit Committee reviewed the audited financial statements and, based upon the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, which is then filed with the SEC.

        At present, ACNB Corporation has one individual designated as "audit committee financial expert". The Board of Directors has determined that Daniel W. Potts is qualified to serve as ACNB Corporation's audit committee financial expert and is independent as defined under applicable SEC and Nasdaq rules.

        This report is furnished by the Audit Committee.

Daniel W. Potts, Chair
Richard L. Alloway II
Kimberly S. Chaney
Todd L. Herring
James J. Lott
Alan J. Stock
James E. Williams

 INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors of the Corporation conducted a review, analysis and due diligence which resulted in a competitive selection process to determine the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2018. As a result of this process, on March 20, 2018, the Audit Committee appointed RSM US LLP as the Corporation's independent registered public accounting firm, contingent upon completion of RSM US LLP's client acceptance procedures, and dismissed BDO USA, LLP from that role.

        The report of BDO USA, LLP on the Corporation's financial statements as of and for the year ended December 31, 2017, did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Corporation's fiscal year ended December 31, 2017 and the subsequent interim period preceding BDO USA, LLP's dismissal, there were: (i) no disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the Corporation; and, (ii) no "reportable events", as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

        During the Corporation's fiscal year ended December 31, 2017, and through the date of the Corporation's appointment of RSM US LLP, the Corporation did not consult with RSM US LLP regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, and no written or oral advice was provided by RSM US LLP that was an important factor considered by the Corporation in reaching a decision as to accounting, auditing, or financial reporting issues; or, (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

        Aggregate fees billed to ACNB Corporation by RSM US LLP for 2019 and 2018 for services rendered and BDO USA, LLP for 2018 for tax services rendered are presented below:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Audit Fees	$251,325	$186,375
Audit-Related Fees	—	—
Tax Fees	22,050	29,358
All Other Fees	—	—

Total Fees	$273,375	$215,733

        Audit Fees include fees billed for professional services rendered for the audit of the Corporation's annual consolidated financial statements and the review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses, and for 2019 fees billed for procedures related to registration statements filed during 2019.

        Tax Fees include fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

        When applicable, the Audit Committee considers whether any permissible provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

        The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Preapproval will generally be provided for up to one (1) year, and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also preapprove particular services on a case-by-case basis. None of the services related to any Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the preapproval waiver provisions set forth in the applicable SEC rules. In addition, the Audit Committee annually considers and recommends to the Board of Directors the selection of the Corporation's independent registered public accounting firm as independent auditors.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires ACNB Corporation's directors, executive officers, and shareholders who beneficially own more than 10% of ACNB Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ACNB Corporation with the SEC. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely manner during 2019.

PROPOSALS

        Cumulative voting rights do not exist with respect to the election of directors. The five (5) nominees for Class 3 Director receiving the highest number of "FOR" votes cast, in person or by proxy, by those shareholders entitled to vote will be elected directors of the Corporation.

        For the election of directors in Proposal 1, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one (1) or more of the nominees. For the other proposals, you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card, or vote via internet or telephone, with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Board's nominees, in favor of the non-binding shareholder vote on executive compensation, and "FOR" all other proposals described in this proxy statement).

1.     TO ELECT FIVE (5) CLASS 3 DIRECTORS TO SERVE FOR TERMS OF THREE (3) YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

        Nominees for Class 3 Directors are:

Kimberly S. Chaney	Scott L. Kelley
Frank Elsner, III	Daniel W. Potts
James P. Helt

  The Board of Directors recommends a vote FOR the election of these nominees.

2.     TO CONDUCT A NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers.

        The shareholders approved a resolution at the Corporation's 2017 Annual Meeting of Shareholders to conduct an annual advisory vote on the Corporation's executive compensation for the Named Executive Officers.

        As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our Named Executive Officers, who are critical to our success. We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "Say on Pay" proposal, gives our shareholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the Annual Meeting of Shareholders:

    RESOLVED, that the Corporation's shareholders approve, on a non-binding basis, the compensation paid to the Named Executive Officers, as disclosed in the Corporation's Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, the compensation tables, narrative discussion, and the other related tables and disclosure.

        The Say on Pay vote is advisory, and therefore not binding on the Corporation, the Compensation Committee, or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

  The Board of Directors recommends a vote FOR this proposal.

3.     TO RATIFY THE SELECTION OF RSM US LLP AS ACNB CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

        The Board of Directors has approved the selection of RSM US LLP as the independent registered public accounting firm for the examination of its financial statements for the fiscal year ending December 31, 2020. RSM US LLP served as the Corporation's independent registered public accounting firm for the year ended December 31, 2019.

        RSM US LLP has advised us that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between the independent registered public accounting firm and its clients.

        We expect a representative of RSM US LLP to be present at the Annual Meeting of Shareholders, to respond to appropriate questions, and to make a statement if the representative desires to do so.

  The Board of Directors recommends a vote FOR this proposal.

4.     TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2020 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

 ADDITIONAL INFORMATION

        Any shareholder may obtain a copy of ACNB Corporation's Annual Report on Form 10-K for the year ended December 31, 2019, including the financial statements and related schedules and exhibits, required to be filed with the SEC, without charge, by submitting a written request to Corporate Relations, ACNB Corporation, 16 Lincoln Square, P. O. Box 3129, Gettysburg, Pennsylvania 17325, or by calling (717) 339-5085. You may also view these documents on our website at investor.acnb.com.

OTHER MATTERS

        The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., ET, on May 5, 2020. Online Go to www.envisionreports.com/ACNB or scan the QR code. Login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ACNB. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect five (5) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified. For Withhold For Withhold For Withhold 01 - Kimberly S. Chaney 02 - Frank Elsner, III 03 - James P. Helt 04 - Scott L. Kelley 05 - Daniel W. Potts ForAgainst Abstain ForAgainst Abstain 2. To conduct a non-binding vote on executive compensation. 3. To ratify the selection of RSM US LLP as ACNB Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2020. To transact such other business as may properly come before the 2020 Annual Meeting and any adjournment or postponement thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 5 2 B V 0383EA B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 2020 Annual Meeting Proxy Card

2020 Annual Meeting Admission Ticket ACNB Corporation 2020 Annual Meeting of Shareholders Tuesday, May 5, 2020 · 1:00 p.m. Eastern Time ACNB Corporation Operations Center 100 V-Twin Drive, Gettysburg, PA 17325 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/ACNB. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors for Annual Meeting — May 5, 2020 The undersigned hereby constitutes and appoints Marian B. Schultz and D. Arthur Seibel, Jr. and each or either of them, Proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325, on Tuesday, May 5, 2020, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting. Shares represented by this proxy will be voted by the shareholder(s). If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items ACNB Corporation Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACNB.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To elect five (5) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified. For Withhold For Withhold For Withhold 01 - Kimberly S. Chaney 02 - Frank Elsner, III 03 - James P. Helt 04 - Scott L. Kelley 05 - Daniel W. Potts ForAgainst Abstain ForAgainst Abstain 2. To conduct a non-binding vote on executive compensation. 3. To ratify the selection of RSM US LLP as ACNB Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2020. To transact such other business as may properly come before the 2020 Annual Meeting and any adjournment or postponement thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 0383FA B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 2020 Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/ACNB. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors for Annual Meeting — May 5, 2020 The undersigned hereby constitutes and appoints Marian B. Schultz and D. Arthur Seibel, Jr. and each or either of them, Proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325, on Tuesday, May 5, 2020, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting. Shares represented by this proxy will be voted by the shareholder(s). If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. (Items to be voted appear on reverse side.) ACNB Corporation